Exhibit 99.1

Upland Software Announces Acquisition of Solution Q

Solution Q’s Eclipse SaaS project management application joins Upland’s

Enterprise Work Management family of products as a new mid-market offering

AUSTIN, Texas (November 21, 2014) – Upland Software, Inc. (Nasdaq: UPLD), a leader in cloud-based Enterprise Work Management applications, today announced that it has acquired Solution Q, Inc. and its SaaS project and portfolio management application, Eclipse PPM. Eclipse is a purpose-built application for mid-market organizations seeking an easy-to-use, turnkey solution for their project management and portfolio visibility needs.

With this acquisition, Upland’s seventh in three years, Upland broadens its Enterprise Work Management offerings by adding a new class of cloud-based project and portfolio management (PPM) tool to its family of software products. Eclipse will join Upland’s EPM Live product line as a new application tailored for midsize organizations. Eclipse customers include verticals such as Healthcare, Education and Financial Services. EPM Live is a highly configurable, cloud-based project management and collaboration application based on Microsoft SharePoint, and used by organizations globally to solve complex project management challenges.

“We’re very pleased to welcome the Solution Q team to the Upland family,” said Jack McDonald, Chairman and CEO of Upland Software. “This acquisition adds another built-for-purpose product to our family of cloud-based Enterprise Work Management applications and represents the latest step in our commitment to making Upland Software the global leader in this category.”

“This is a very exciting milestone for our product and technology vision,” said Brad Robbins, Co-Founder of Solution Q. “I believe that combining the strengths of Eclipse with EPM Live and Upland’s other leading Enterprise Work Management applications will provide significant additional opportunities to our current and future customers.”

“I’m excited to bring together our teams and learn from each other’s experience and disciplines,” said Craig MacInnis, Co-Founder of Solution Q. “We’ve found a great cultural fit with Upland, which will be a big advantage to our customers and employees.”

About Upland Software

Upland (Nasdaq: UPLD) is a leading provider of cloud-based Enterprise Work Management software. Our family of applications connects people through technology, automates the flow of work and brings visibility to all aspects of the organization. With more than 1,200 enterprise customers around the globe, and over 200,000 users, Upland helps teams in IT, marketing, finance, professional services and process excellence run their operations smoothly, adapt to change quickly and achieve better results every day. To learn more, visit www.uplandsoftware.com.

About Solution Q

Solution Q is the maker of Eclipse PPM, project portfolio management software that helps to simplify project and portfolio management to make it more successful for ‘all voices in the room.’ Solution Q provides a combination of process, PPM software and partnership to deliver improved business results.

Forward-looking Statements

This press release contains forward-looking statements, which are subject to substantial risks, uncertainties and assumptions. You should not place reliance on these statements. Forward-looking statements include information concerning the proposed offering. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may” or similar expressions. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that we will consummate an initial public offering. Accordingly, you should not place undue reliance on these forward-looking statements. All such statements speak only as of the date made, and we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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Investor Relations & Media Contact:

Karoline McLaughlin

Upland Software

512.960.1028

kmclaughlin@uplandsoftware.com